Rule 424(b)(3) 333- 193102

Number	CUSIP [●]

American Depositary Shares (Each American Depositary Share representing 5 (five) Fully Paid Ordinary Shares)

EXHIBIT A

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

Of

PJSC   “AEROFLOT - RUSSIAN AIRLINES”

(Organized under the laws of the Russian Federation)

[Insert any legend then required by DTC.]

THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING AMERICAN DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THE AMERICAN DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN RUSSIA, RESIDENTS OF RUSSIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, SUCH PERSONS, UNLESS AND TO THE EXTENT OTHERWISE PERMITTED UNDER RUSSIAN LAW.

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE, OR OF THE CUSTODIAN, OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA’S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION ARE NOT REQUIRED TO RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

[If the Company offers and places newly issued Shares in connection with an Offering in which the Depositary subscribes to all or any portion of such newly issued Shares, the Receipts shall bear the following legend:

THE COMPANY AND THE DEPOSITARY HAVE AGREED IN THE DEPOSIT AGREEMENT THAT NEITHER THE DEPOSITARY NOR THE CUSTODIAN ASSUMES ANY OBLIGATION OR RESPONSIBILITY TO MAKE ANY PAYMENTS FOR, NOR SHALL EITHER OF THEM BE SUBJECT TO ANY LIABILITY UNDER THIS DEPOSIT AGREEMENT OR OTHERWISE FOR NONPAYMENT FOR, ANY SHARES NEWLY ISSUED BY THE COMPANY OR SOLD BY ANY SELLING SHAREHOLDERS IN THE ANY OFFERING (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH).

IN CONNECTION WITH ANY OFFERING WHICH INCLUDES AN OFFERING OF AMERICAN DEPOSITARY SHARES REPRESENTING SHARES NEWLY ISSUED BY THE COMPANY, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY ARE ISSUED ON A PROVISIONAL BASIS UNTIL RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT, AS THE CASE MAY BE, EITHER (I) A VALID NOTICE ON PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT NOTICE”) HAS BEEN FILED DULY AND TIMELY WITH THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS (“FSFM”) OR (II) A REPORT ON THE RESULTS OF THE PLACEMENT OF THE NEW ISSUE OF SHARES (A “PLACEMENT REPORT”) HAS BEEN REGISTERED BY THE FSFM, PRIOR TO RECEIPT BY THE DEPOSITARY OF SUCH WRITTEN NOTICE FROM THE COMPANY OR, IF LATER, THE MOSCOW BUSINESS DAY NEXT FOLLOWING A DUE AND TIMELY FILING OF A VALID PLACEMENT NOTICE WITH FSFM, NOTWITHSTANDING ANYTHING IN THIS RECEIPT OR THE DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT, EXCEPT AS SPECIFICALLY DESCRIBED BELOW, DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS RECEIPT OR SECTION 2.6 OF THE DEPOSIT AGREEMENT AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED THEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS, AS CONTEMPLATED BY PARAGRAPH 17 OF THIS RECEIPT OR SECTION 4.8 OF THE DEPOSIT AGREEMENT.

IF (I) THE COMPANY DID NOT HAVE A RIGHT TO FILE, OR, HAVING SUCH A RIGHT, FAILED TO DULY AND TIMELY FILE, A VALID PLACEMENT NOTICE WITH FSFM, AND (II) A PLACEMENT REPORT REQUIRED TO BE REGISTERED WITH THE FSFM HAS NOT BEEN SO REGISTERED ON OR BEFORE THE DATE WHICH IS THE LAST DAY OF THE STATUTORY PERIOD DURING WHICH THE PLACEMENT REPORT MUST BE REGISTERED ACCORDING TO RUSSIAN LAW (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS (IF ANY) AND THE UNDERWRITERS PARTICIPATING IN SUCH OFFERING MAY AGREE), THEN UPON WRITTEN NOTICE BY THE COMPANY, THE PROCEEDS OF SUCH OFFERING SHALL BE DELIVERED TO THE DEPOSITARY AND FROM THE TIME OF ITS RECEIPT OF SUCH PROCEEDS THE AMERICAN DEPOSITARY SHARES ISSUED IN CONNECTION WITH SUCH OFFERING WILL REPRESENT THE RIGHT TO RECEIVE A PROPORTIONAL INTEREST IN THE FUNDS SO RECEIVED.  THE FUNDS SO RECEIVED BY THE DEPOSITARY IN ANY CURRENCY OTHER THAN U.S. DOLLARS WILL BE CONVERTED INTO U.S. DOLLARS (AT MARKET RATES THEN AVAILABLE) AND DISTRIBUTED TO THE THEN HOLDERS OF THE RELEVANT AMERICAN DEPOSITARY SHARES, IN EACH CASE ON THE TERMS OF THE DEPOSIT AGREEMENT.  SUCH AMERICAN DEPOSITARY SHARES WILL BE CANCELLED BY THE DEPOSITARY UPON DISTRIBUTION OF THE PROPORTIONAL INTERESTS IN THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO THE HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES.  THE FUNDS SO RECEIVED, CONVERTED (IF NECESSARY) AND DISTRIBUTED TO HOLDERS OF SUCH AMERICAN DEPOSITARY SHARES MAY BE LESS THAN THE PRICE AT WHICH THE AMERICAN DEPOSITARY SHARES HAVE BEEN SOLD BY THE COMPANY OR THE SELLING SHAREHOLDERS (IF ANY) OR PURCHASED BY THE HOLDER THEREOF, AND SUCH DISTRIBUTION MAY BE SUBJECT TO WITHHOLDING TAXES OR DELAYS.]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (herein called the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”), representing deposited common shares, each of Par Value of 1 (one) Ruble including evidence of rights to receive such ordinary shares (the “Shares”) of PJSC "Aeroflot - Russian Airlines" , a company organized under the laws of the Russian Federation (the “Company”). As of the date of the Deposit Agreement (hereinafter referred to), each ADS represents 5 (five) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is VTB Bank (open joint stock company)(the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement.  The Depositary’s Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

(1) The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [●], 2013 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt, or acquiring a beneficial interest, respectively, agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

Each owner and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company’s Charter (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the American Depositary Shares into DTC.  Each Beneficial Owner of American Depositary Shares held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such American Depositary Shares.  The Receipt evidencing the American Depositary Shares held through DTC will be registered in the name of a nominee of DTC.  So long as the American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees).

(2) Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender, at the Principal Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (9) hereof and in Section 5.9 of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company’s Charter, Section 7.8 of the Deposit Agreement, Article (24) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered.  Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in certificated form or by electronic delivery. ADS may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADS (if held in registered form) or by book-entry delivery of such ADS to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the Company’s Charter, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person.  The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number of Shares other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Receipt.  At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

If the Company makes a deposit in connection with an Offering (a “Subsequent Primary Deposit”), of newly issued Shares, the ADSs issued in respect of all such newly issued Shares, as well as any Shares deposited by any shareholder(s) (who may but need not be Affiliates) of the Company in connection with the relevant Offering, as the case may be, shall be issued on a provisional basis until the Company delivers written notice to the Depositary that, as the case may be, either (x) a valid notice on placement of the new issue of Shares (a “Placement Notice”) has been duly and timely filed with the FSFM or (y) a report on the results of the placement of such newly issued Shares (a “Placement Report”) has been registered by the FSFM.  Prior to receipt by the Depositary of such written notice from the Company, or, if later, the Moscow business day next following the due and timely filing of a valid Placement Notice with the FSFM, notwithstanding anything in the Receipt or the Deposit Agreement to the contrary: (i) the Depositary shall not, except as specifically described in the next succeeding paragraph, deliver any Shares pursuant to Section 2.6 of the Deposit Agreement and shall not vote, or cause to be voted, Deposited Securities; (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.8 of the Deposit Agreement; and (iii) the only Receipts issued hereunder shall be the Receipt registered in the name of the nominee of DTC.

If (i) the Company did not have a right to file, or, having such a right, failed to duly and timely file, a valid Placement Notice with the FSFM, and (ii) a Placement Report required to be registered with the FSFM has not been so registered on or before the date which is the last day of the statutory period during which the placement report must be registered according to Russian law (or such later date as the Company, the selling shareholders (if any) and the underwriters participating in such offering may agree), then upon written notice by the Company, the proceeds of such offering shall be delivered to the Depositary and from the time of its receipt of such proceeds the ADSs issued in connection with such offering will represent the right to receive a proportional interest in the funds so received.  The funds so received by the Depositary in any currency other than Dollars will be converted into Dollars (at market rates then available) and distributed to Holders of the relevant ADSs, in each case on the terms of the Deposit Agreement.  Such ADSs will be cancelled by the Depositary upon distribution of the proportional interests in the funds so received, converted (if necessary), and distributed to the Holders of such ADSs.  The funds so received, converted (if necessary) and distributed to Holders of such ADSs may be less than the price at which such ADSs have been sold by the Company or the selling shareholders or purchased by the Holders thereof, and such distribution may be subject to withholding taxes or delays.

Subject to Section 7.8 of the Deposit Agreement, delivery of Deposited Securities upon surrender of ADSs as provided in the Deposit Agreement and herein may also be subject to delivery to the Depositary of such written certifications and agreements as the Company and the Depositary may require.  A Receipt surrendered may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank.

No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings applicable to the Holder(s) or Beneficial Owner(s) of the ADSs surrendered (if any) have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of Russia.

(3) Transfers, Split-Ups and Combinations of Receipts.  Subject to the terms and conditions of the Deposit Agreement, the Registrar shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States of America, of Russia (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed) and of any other applicable jurisdiction.  Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary, cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

(4) Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters, (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law, and (iv) proof of compliance with (a) any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in Russia, and (b) the provisions of the Company's Charter in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such Charter, subject, in all cases, to Section 7.8 of the Deposit Agreement.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders of Receipts are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the U.S. Securities Act, unless a registration statement is in effect as to such Shares.

(5) Compliance with Information Requests.  Notwithstanding any other provision of this Receipt, the Deposit Agreement, the Charter of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law, including, without limitation, relevant Russian law, any applicable law of the United States, the Charter of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such Charter, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Russia, the Charter of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's ADSs (including voting rights and certain rights as to dividends in respect of the Shares represented by ADSs).  The Depositary agrees to use its commercially reasonable efforts to comply with any reasonable instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to Russian law by a court of competent jurisdiction or the Company's Charter, the Company shall notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(6) Liability of Holder for Taxes, Duties and Other Charges.  If any tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner hereof remaining fully liable for any deficiency.  The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and each of their respective agents, officers, directors, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(7) Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, (v) the Shares presented for deposit have not been stripped of any rights or entitlements and (vi) such Shares are not subject to any unfulfilled requirements of applicable law or regulation.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(8) Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder or any Beneficial Owner may, in addition to the requirement of Article (12) of this Receipt, be required from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approvals, legal or beneficial ownership of ADSs or Deposited Securities, compliance with all applicable laws and the terms of the Deposit Agreement, and the provisions of, or governing, the Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Receipt, or the distribution or sale of any dividend or distribution of rights or the proceeds of the sale thereof, or to the extent not limited by the terms of Article 24 hereof, the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information is provided, in each case to the Depositary's, the Registrar's and the Company's reasonable satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation and withdrawal.  Nothing herein or in the Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

The Depositary shall be entitled to provide to Russian state authorities of competent jurisdiction, as may be necessary or appropriate to satisfy the requirements of Russian law, directly or through the Company, all such information or documents (in the form of copies or originals) of any kind or nature whatsoever concerning Holders and Beneficial Owners, it being understood that the Depositary accepts no responsibility for or liability arising out of or in connection with any inaccuracies or misstatements in or misleading omissions from any information or documents furnished to it directly or indirectly by or on behalf of the Holders and Beneficial Owners, or in connection with any failure by the Company to timely provide to the relevant Russian state authorities any such information as the Depositary submits indirectly through the Company.

(9) Charges of Depositary.  The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the ADSs are listed:

(i) for the issue of ADSs or the cancellation of ADSs upon the withdrawal of Deposited Securities: up to U.S.$0.05 per ADS issued or cancelled (except for issuances and cancellations covered by paragraph (vii) below);

(ii) for the issue of Receipts in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed Receipts: a sum per Receipt which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

(iii)  for issuing Receipts in definitive registered form (other than pursuant to paragraph (ii) above): a sum per Receipt which is determined by the Depositary to be a reasonable charge to reflect the work, costs (including, but not limited to, printing costs) and expenses involved;

(iv) for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Securities: a fee of up to U.S.$0.02 per ADS for each such dividend or distribution;

(v) in respect of any issue of rights or distribution of Shares (whether or not evidenced by ADSs) or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution (except where converted to cash): up to U.S.$0.05 per ADS for each such issue of rights, dividend or distribution;

(vi) for the operation and maintenance costs associated with the administration of the ADSs and for the time and expenses incurred by the Depositary, the Custodian or their respective agents in connection with inspections of the relevant share register maintained by the Foreign Registrar and/or performing due diligence on the central securities depository for the Russian Federation: an annual fee of U.S.$0.03 per ADSs (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions);  provided, however, that if the Depositary imposes a fee under this clause (vi), then the total fees assessed under this clause (vi) combined with the total fees assessed under clause (iv) shall not exceed in the aggregate U.S.$0.03 per ADS in any calendar year; and

(vii) for the issue of ADSs pursuant to a change for any reason in the number of Shares represented by each ADS, regardless of whether or not there has been a deposit of Shares to the Custodian or the Depositary for such issuance: a fee of up to U.S.$0.05 per ADS (or portion thereof).

In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be required to pay the following charges:
(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and Receipts; and

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company.  All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (22) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.  The charges and expenses of the Custodian are for the sole account of the Depositary.

(10) Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York.  Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for all purposes.  Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(11) Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and (iv) registered in the books maintained by the Depositary or the Registrar, as applicable, for the issuance and transfer of Receipts.  Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.

(12) Disclosure of Beneficial Ownership.  The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which such Holder or Beneficial Owner holds or owns ADSs (and Shares, as the case may be) and regarding the identity of any other person interested in such ADSs, the nature of such interest and various related matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.  The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(13) Ownership Restrictions.  Notwithstanding any provision of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits applicable to the Shares under applicable law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed such limits.  The Company may, in its sole discretion, but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits referenced in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Charter.  The Depositary shall have no liability for any actions taken in accordance with such instructions.

(14) Available Information; Reports; Inspection of Transfer Books.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (http://www.aeroflot.ru/cms/en) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.
The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary By: _________________________________ Name: Title: By: _________________________________ Name: Title:

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(15) Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADS representing such Deposited Securities held by such Holders respectively as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders of the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.  Any Foreign Currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall or cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees.  Upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms set forth in the Deposit Agreement.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligations under the Deposit Agreement, has either (a) furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (b) fails to timely deliver the documentation contemplated in the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Depositary shall, upon provision of all documentation required under the Deposit Agreement (including, without limitation, any legal opinions the Depositary may reasonably request, to be furnished at the expense of the Company) determine whether such distribution is lawful and reasonably practicable.  If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to Article (17) hereof and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs.  If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash.  If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares upon the terms described in the Deposit Agreement.  If such elective distribution is not lawful or reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Russia in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs).  There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Company shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have timely requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable.  If such conditions are not satisfied, the Depositary shall sell the rights as described below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes).  Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).  If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public and private sale) as it may deem proper.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and in the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary opinion(s) of counsel for the Company qualified to practice in one or more jurisdictions in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactorily to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Upon receipt of a notice regarding property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine, upon consultation with the Company, whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.  Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the proceeds of such sale received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

(16) Fixing of Record Date.  Whenever necessary in connection with any distribution (whether in cash, shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date (“ADS Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares (if applicable), for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS or for any other reason. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17) Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. or Russian (including without limitation the rules of Russian Stock Exchanges on which the Shares are listed) legal prohibitions exist, mail by ordinary, regular mail delivery or by electronic transmission (if agreed by the Company and the Depositary), unless otherwise agreed in writing by the Company and the Depositary, to Holders as of the ADS Record Date:  (a) such notice of meeting or solicitation of consent or proxies; (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company’s Charter and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company’s Charter and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Russian law (including without limitation the rules of the Russian Stock Exchanges on which the Shares are listed), and in accordance with Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which such vote is cast or the effect of any such vote. The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, the terms and conditions of Section 4.8 of the Deposit Agreement.

(18) Changes Affecting Deposited Securities.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it otherwise is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this form of Receipt specifically describing such new Deposited Securities and/or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of fees and charges of, and expenses incurred by, the Depositary and taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19) Exoneration.  Neither the Depositary, the Custodian, the Company nor their respective Affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, Russia or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Company’s Charter or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Charter or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

(20) Standard of Care.  The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement without gross negligence or bad faith.  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

(21) Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint a successor depositary, and give notice to the Depositary of such appointment, not more than 90 days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor.  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22) Amendment/Supplement.  Subject to the terms and conditions of this Article (22), and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(23) Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination taking effect. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holder’s Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24) Compliance with U.S. Securities Laws; Regulatory Compliance.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25) Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (27), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.5 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate; (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate; (c) terminable by the Depositary on not more than five (5) business days’ notice; and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(26) Ownership Restrictions.  Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the Charter of the Company or applicable Russian law as if they held the number of Shares their American Depositary Shares represent.  The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.